UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2009

VERICHIP CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2009, VeriChip Corporation, a Delaware corporation (“VeriChip”), Steel Vault Corporation, a Delaware corporation (“Steel Vault”) and VeriChip Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of VeriChip (the “Acquisition Subsidiary”) entered into Amendment No. 1 to the Agreement and Plan of Reorganization (“Amendment No. 1”). Amendment No. 1 amends the Agreement and Plan of Reorganization (the “Merger Agreement”) dated September 4, 2009, pursuant to which the Acquisition Subsidiary will be merged with and into Steel Vault, with Steel Vault surviving and becoming a wholly-owned subsidiary of VeriChip (the “Merger”).

Amendment No. 1 provides that any fractional shares of VeriChip common stock issuable as merger consideration shall be exchanged for an amount of cash (without interest) equal to such fractional amount multiplied by the average of the daily closing sales prices of a share of VeriChip common stock as reported on the NASDAQ Stock Market for the five consecutive trading days immediately preceding the effective time of the Merger, rather than rounding any fractional share up to the nearest whole share of VeriChip common stock.

A copy of Amendment No. 1 is attached as Exhibit 2.1 to this Current Report on Form 8-K. A copy of the Merger Agreement was previously filed on September 8, 2009 as Exhibit 2.1 to Current Report on Form 8-K.

ITEM 8.01. Other Events.

On October 1, 2009, VeriChip issued a press release to announce it has regained compliance with the bid price requirement of the Nasdaq Stock Market.

On October 21, 2008, VeriChip received a letter from Nasdaq indicating that it was not in compliance with the Nasdaq’s requirements for continued listing because, for the 30 consecutive business days prior to October 16, 2008, the bid price of its common stock closed below the minimum $1.00 per share price requirement for continued listing under Nasdaq Marketplace Rule 5450(a)(1). On July 14, 2009, Nasdaq notified VeriChip that it would be afforded 180 calendar days, beginning on August 3, 2009, to address its non-compliance with the minimum bid price requirement. To regain compliance, VeriChip’s common stock needed to evidence a closing bid price of at least $1.00 per share for a period of at least 10 consecutive trading days. On September 29, 2009, the closing bid price of the Company’s common stock was $2.61 per share, the tenth consecutive trading day on which the closing bid price of the Company’s common stock was above $1.00 per share. By letter dated September 20, 2009, the Nasdaq confirmed that VeriChip is in compliance with Rule 5450(a)(1) and that the matter is closed.

The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Amendment No. 1 to Agreement and Plan of Reorganization, dated October 1, 2009, among VeriChip Corporation, Steel Vault Corporation, and VeriChip Acquisition Corp.

99.1	Press Release of VeriChip Corporation dated October 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation

Date: October 1, 2009	/s/ William J. Caragol
William J. Caragol Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 1 to Agreement and Plan of Reorganization, dated October 1, 2009, among VeriChip Corporation, Steel Vault Corporation, and VeriChip Acquisition Corp.

99.1	Press Release of VeriChip Corporation dated October 1, 2009